UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 1, 2025

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2025, Steve Crawford agreed to transition from Executive Vice President, Manufacturing and Chief Sustainability Officer to Executive Vice President, Methanolysis Operations and Worldwide Engineering and Construction Transformation, to leverage his leadership and experience, and ensure the successful startup of the Kingsport Methanolysis facility. With that work now successfully completed, on May 1, 2025, the Company decided to eliminate that position, effective June 2, 2025 (the “Effective Date”). This decision was part of the Company’s ongoing succession planning process, in which Mr. Crawford has been involved. Following the Effective Date, Mr. Crawford’s operational responsibilities will be transitioned to other Eastman executives.

“Eastman has been fortunate to have many outstanding leaders throughout our history, but few have had as significant an impact as Steve,” said Board Chair and CEO Mark Costa. “His talents have left an indelible mark on organizations across the company.”

The Company determined that the elimination of this position constitutes a separation meriting receipt of severance consistent with the Company’s customary severance practice for all employees and accordingly agreed to provide Mr. Crawford with 52 weeks’ base salary as severance for his 41 years of service and up to four months of continued healthcare coverage paid by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Iké G. Adeyemi
Iké G. Adeyemi
Senior Vice President, Chief Legal Officer and
Corporate Secretary
Date: May 6, 2025